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                             Exhibit 10.22

                           SIXTH AMENDMENT TO
                 CREDIT FACILITY AND SECURITY AGREEMENT






    WHEREAS, ALLIED CONSTRUCTION PRODUCTS, INC. (herein called the "Borrower") and KEYBANK NATIONAL ASSOCIATION (formerly known as Society National Bank) (herein called the "Bank") entered into a certain Credit Facility and Security Agreement dated March 1, 1993, as amended by an Amendment to Credit Facility and Security Agreement dated January 5, 1994, Second Amendment to Credit Facility and Security Agreement dated June 1, 1994, Third Amendment to Credit Facility and Security Agreement dated July 1, 1994, Fourth Amendment to Credit Facility and Security Agreement dated March 16, 1995, and Fifth Amendment to Credit Facility and Security Agreement dated June 30, 1995 (as amended herein called the "Agreement"), and

    WHEREAS, the Borrower and the Bank have agreed to further amend the Agreement.

    NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Borrower and the Bank hereby agree as follows:

    1. Section 1.2 of the Agreement is hereby amended by deleting the definition of "Bank" in its entirety and substituting the following in place thereof:

         "'Bank' means KeyBank National Association, a national banking association, whose principal office is located at 127 Public Square, Cleveland, Ohio 44114-1306."

    2. The definition of "Borrowing Base" appearing in Section 1.2 of the Agreement is hereby amended by (i) deleting the period at the end of subpart (c) and inserting "; less" in place thereof and (ii) by adding a new subpart (d) reading as follows:

         "(d)  any outstanding Letters of Credit."

    3. Section 1.2 of the Agreement is hereby amended by adding the following definition thereto:

         "'Letter of Credit' means any outstanding letter of credit issued by Bank on the account of Borrower."

    4. Section 2.1(a) of the Agreement is hereby amended by adding the following sentence after the first sentence thereof:

         "Issued and outstanding Letters of Credit shall not exceed Two Hundred Fifty Thousand Dollars ($250,000)."

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    5.   Section 2.4 of the Agreement is hereby amended by adding a new subpart (g) reading as follows:

         "(g) Borrower agrees to pay to Bank a letter of credit fee of one and one-half percent (1-1/2%) per annum of the amount of any issued and outstanding standby Letters of Credit, payable at issuance."

    6. Except as herein specifically amended, directly or by reference, all of the terms and conditions set forth in the Agreement are confirmed and ratified and shall remain in full force and effect.

    7. In consideration of this Amendment, Borrower hereby releases and discharges the Bank and its shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability, and causes of action whatsoever, now known or unknown, arising out of or in any way related to the extension or administration of the Loan, the Agreement or any mortgage or security interest related thereto.

    8. Borrower hereby represents and warrants to Bank that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; and
(d) this Amendment constitutes a valid and binding obligation upon Borrower in every respect.

    IN WITNESS WHEREOF, the Borrower and the Bank have caused this Sixth Amendment to the Agreement to be executed by their duly authorized officers as of the 4th day of December, 1996.


BANK:                             BORROWER:


KEYBANK NATIONAL ASSOCIATION      ALLIED CONSTRUCTION PRODUCTS, INC.








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